Exhibit 4.14

BARKBOX, INC.

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Second Amendment to the Second Amended and Restated Investors’ Rights Agreement (the “Amendment”) is made and entered into as of November 27, 2020 by and among Barkbox, Inc., a Delaware corporation (the “Company”), and the undersigned, representing the holders of at least 63% of the Registrable Securities (as defined in the Rights Agreement, as defined below) outstanding on an as-converted basis (the “Requisite Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Investors’ Rights Agreement, dated as of May 16, 2016, by and among the Company and the Investors listed on Schedule A thereto (as amended and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Rights Agreement”).

RECITALS

WHEREAS, the Company, the undersigned Requisite Holders and certain other stockholders of the Company are parties to the Rights Agreement;

WHEREAS, Section 2.10 of the Rights Agreement provides that the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) initiate a demand for registration of any securities held by such holder or prospective holder (the “Limitation on Subsequent Registration Rights”);

WHEREAS, Section 6.6 of the Rights Agreement provides that any term of the Rights Agreement may be amended and the observance of any term of the Rights Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders;

WHEREAS, the Company shall issue 5.50% Convertible Junior Secured Notes due 2025 (the “Notes”) pursuant to that certain Note Purchase Agreement, dated as of the date hereof, by and among the Company and the lenders set forth on the Schedule of Lenders thereto (the “Noteholders”), and shall grant to the Noteholders certain registration rights for the Common Stock of the Company issued upon conversion of the Notes, subject to the terms and conditions of the Rights Agreement (the “Registration Rights”);

WHEREAS, the undersigned, representing the Requisite Holders, wish to (a) waive, pursuant to Sections 2.10 and 6.6 of the Rights Agreement, the Limitation on Subsequent Registration Rights and any rights to notice relating thereto and (b) amend, pursuant to Section 6.6 of the Rights Agreement, the Rights Agreement, in each case, with respect to (i) the issuance of the Notes and the issuance of Common Stock issued upon the conversion thereof, (ii) the modification of Section 6.9 to add Noteholders as additional Investors and (iii) the granting of the Registration Rights to the Noteholders in respect of shares of Common Stock issued or issuable upon the conversion of their Notes.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Waiver of the Rights Agreement. The undersigned, on behalf of themselves and all Holders of Registrable Securities, hereby unconditionally waive, pursuant to Section 2.10 and Section 6.6 of the Rights Agreement, the Limitation on Subsequent Registration Rights and any rights to notice relating thereto with respect to (i) the issuance of the Notes and the issuance of Common Stock issued upon the conversion thereof, (ii) the modification of Section 6.9 to add Noteholders as additional Investors and (iii) the granting of the Registration Rights to the Noteholders in respect of shares of Common Stock issued upon the conversion of their Notes. Pursuant to the terms of the Rights Agreement, this waiver is binding on all Holders.

2. Amendments to the Rights Agreement.

2.1 Section 1.21 of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

“1.21 Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the shares of Common Stock issued to the Lenders (as defined in that certain Note Purchase Agreement, dated as of November 27, 2020, by and among the Company and the Lenders named therein (the “Note Purchase Agreement”)) upon the conversion of the 5.50% Convertible Junior Secured Notes due 2025 issued pursuant to the Note Purchase Agreement (the “Notes”); provided, however, that such shares of Common Stock shall be deemed Registrable Securities solely for the purposes of registration rights under Section 2; (iv) the Notes and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) or (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

2.2 Section 6.9 of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

“6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues (i) additional shares of the Series C Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder or (ii) Notes on or after the date hereof, pursuant to the Note Purchase Agreement, any purchaser of such Notes may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Holder” for the purposes of Section 2 hereunder (provided that Section 2.11 and Section 2.12 shall not apply with respect to the Notes). No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor or Holder has agreed in writing to be bound by all of the obligations as an “Investor” or “Holder”, as applicable, hereunder.”

3. Continued Validity of Rights Agreement. Except as specifically amended hereby, the Rights Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

4. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

6. Counterparts. This Amendment may be executed and delivered by electronic or facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

BARKBOX, INC.

By:	/s/ Matt Meeker
Name: Matt Meeker
Title: Executive Chairman

SIGNATURE PAGE TO BARKBOX, INC. SECOND AMENDMENT TO THE SECOND A&R IRA (MAGNETAR NOTE)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RESOLUTE I, L.P.

By:	/s/ Mike Hirshland
Name: Mike Hirshland
Title: Managing Partner

RESOLUTE BB SPV, LLC

By: Resolute GP II, LLC
Its: Manager

By:	/s/ Mike Hirshland
Name: Mike Hirshland
Title: Managing Partner

RESOLUTE BB II SPV, LLC

By: Resolute GP II, LLC
Its: Manager

By:	/s/ Mike Hirshland
Name: Mike Hirshland
Title: Managing Partner

SIGNATURE PAGE TO BARKBOX, INC. SECOND AMENDMENT TO THE SECOND A&R IRA (NOVEMBER 2020 CONVERTIBLE NOTE FINANCING)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RRE VENTURES V, LP

By: RRE VENTURES GP V, LLC
Its: General Partner

By:	/s/ Stuart Ellman
Name: Stuart Ellman
Title: General Partner

RRE Leaders Fund, LP

By: RRE Leaders GP, LLC Its: General Partner

By:	/s/ Stuart Ellman
Name: Stuart Ellman
Title: General Partner

SIGNATURE PAGE TO BARKBOX, INC. SECOND AMENDMENT TO THE SECOND A&R IRA (NOVEMBER 2020 CONVERTIBLE NOTE FINANCING)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AUGUST CAPITAL VII, L.P.

For itself and as nominee for August Capital Strategic Partners VII, L.P.

By: August Capital Management VII, L.L.C.,
Its: General Partner

By:	/s/ Tripp Jones
Name: Tripp Jones
Title: Member

SIGNATURE PAGE TO BARKBOX, INC. SECOND AMENDMENT TO THE SECOND A&R IRA (NOVEMBER 2020 CONVERTIBLE NOTE FINANCING)